UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 8, 2015

LIQUID HOLDINGS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-36024	46-3252142
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Third Avenue
38th Floor
New York, NY 10022

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 293-1836

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

As of January 8, 2015, Liquid Holdings Group, Inc. (the “Company” or “Liquid”) has made an initial estimate of its December 31, 2014 cash balance of approximately $24.0 million.

Item 8.01	Other Events.

As previously disclosed in the Company’s 8-K dated December 23, 2014 (the “December 23 8-K”), the Company has notified QuantX Management, LLP (together with its affiliates, “QuantX”) that QuantX is delinquent in payments owed to the Company in the aggregate amount of approximately $1.4 million pursuant to two technology services agreements and approximately $325,000 in additional delinquent payments, and has demanded that QuantX pay such amounts owing to the Company immediately. As also previously disclosed in the December 23 8-K, Liquid has also separately delivered a notice to QuantX declaring the unpaid principal amount of a term note and related obligations in the aggregate amount of approximately $244,000 owed by QuantX to Liquid to be immediately due and payable as a result of the failure to make timely payments of principal and interest to Liquid in accordance with the terms of the note.

As of January 7, 2015, the Company has not received any payment from QuantX in response to the demand letters it issued. While Liquid has not received any formal communication from QuantX as to its status, Liquid’s discussions with QuantX representatives indicate that QuantX is in the process of winding down and has limited operating cash left. Based on these discussions, Liquid believes that QuantX may not have the financial means to satisfy its obligations to the Company, and at this time expects that it may need to write off all or a significant portion of these obligations, which in the aggregate total approximately $2 million. The Company, with the assistance of counsel, intends to take appropriate steps in an effort to collect these obligations, although there can be no assurance that the Company will be successful in doing so.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about the Company's beliefs and expectations, are forward-looking statements. These statements include, among others, statements relating to the Company’s ability to collect the amounts owed by QuantX Management LLP; the current and future status of QuantX; and the Company’s liquidity and financial position, including its cash position at December 31, 2014. These statements are based on Liquid’s beliefs and assumptions, which in turn are based on currently available information. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond the Company’s ability to control or predict and you should be aware that the occurrence of certain events, including those referenced in the sections titled “Risk Factors” in our 2013 Form 10-K and in our Quarterly Reports on Form 10-Q, could harm the Company’s business, prospects, results of operations, liquidity and financial condition. Except as required by applicable law, including the securities laws and the rules and regulations of the Securities and Exchange Commission, the Company is under no obligation to publicly update or revise any forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIQUID HOLDINGS GROUP, INC.

Date: January 8, 2015

	By:	/s/ Peter R. Kent
Name: Peter R. Kent
Title: Chief Financial Officer